UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 23, 2006

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-14354
(Commission file number)

35-1692825
(I.R.S. Employer Identification No.)

135 NORTH PENNSYLVANIA STREET
SUITE 2800
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 269-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2006, First Indiana Corporation issued the following Restricted Stock and Deferred Share Awards: Robert H. Warrington (CEO and President of the Corporation) 20,000 restricted shares and 10,000 deferred shares; and 3,500 restricted shares and 1,750 deferred shares to each of the following: William J. Brunner (CFO of the Corporation), David A. Lindsey (EVP of First Indiana Bank, a wholly-owned subsidiary of the Corporation), David L. Maraman (EVP of First Indiana Bank), and Reagan K. Rick (Secretary of the Corporation). Vesting for all of the Restricted Stock Awards and the Deferred Share Awards is contingent upon the achievement of certain performance metrics and the continued service of the officer through 2008. All of the foregoing awards were issued pursuant to the Corporation’s 2004 Executive Compensation Plan and its 2006-2008 Long-Term Incentive Program.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date: January 23, 2006	By:	/s/ William J. Brunner William J. Brunner Chief Financial Officer